Exhibit 99.1

Zevia Announces Leadership Transitions with Appointments

of New Chief Financial Officer and Chief Operating Officer

Denise Beckles Appointed Chief Financial Officer

Quincy Troupe Appointed Chief Operating Officer

LOS ANGELES, Calif., April 25, 2022 – Zevia PBC (“Zevia” or “the Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today announced the appointments of Denise Beckles as Chief Financial Officer and Quincy Troupe as Chief Operating Officer, effective May 3, 2022, and June 13, 2022, respectively. Beckles brings over 25 years of finance leadership experience and will oversee the Company’s Finance organization, playing a key role in executing Zevia’s strategy to drive profitable growth and enhance shareholder value. Troupe is a 25-year veteran of the consumer-packaged goods industry and has served on Zevia’s Board of Directors since June 2021. Troupe will transition from the Board to assume the role of Chief Operating Officer, in which he will lead product innovation and information technology, and drive supply chain optimization to support growth and profitability initiatives.

“We are thrilled to welcome Denise and Quincy to Zevia’s management team, as their respective skillsets comprise deep beverage and consumer industry expertise across strategic, financial and operational functions,” said Paddy Spence, Chair and Chief Executive Officer of Zevia. “As we continue transforming the organization, their leadership will be critical to scaling our business, driving growth, profitability and value creation.”

“I am excited to join Zevia’s impressive management team as the company continues to execute its long-term growth plan. I look forward to helping the team deliver growth and accelerate profitability, while meeting increasing consumer demand for a product that tastes great with zero sugar. I am proud to contribute to a company where improving people’s lives and the environment is at the forefront of every business decision,” said Beckles.

“It has been an immense privilege to serve on Zevia’s board over the last year, and I look forward to joining the management team. I am proud to be part of a company that not only has a clear vision for growth, but also is driven by a mission to support the health of individuals and communities,” said Troupe.

Current Chief Financial Officer, Bill Beech, will step down from his role as CFO effective May 3, 2022, and from his employment, effective May 6, 2022. Current Chief Operating Officer, Hank Margolis, will step down from his role as COO effective June 13, 2022, and retire, effective June 24, 2022.

“With these appointments, we look forward to continuing to advance our mission to support the health of individuals and the communities we serve with our affordable, zero sugar beverages made with simple, plant-based ingredients,” Spence concluded. “On behalf of the Board, management team and everyone at Zevia, I want to thank Bill and Hank for their leadership and significant contributions, especially during our transition to becoming a public company.”

About Denise Beckles

Ms. Beckles has over 25 years of progressive experience in finance, strategy, and operations with a strong focus on commercial and operational excellence. Most recently, she served as Chief Financial Officer and Chief Operating Officer of Sol de Janeiro, one of the fastest-growing premium skincare brands in North America, where she was responsible for the Finance, IT, Legal, HR, Operations and Supply Chain functions. Prior to that, Ms. Beckles served as the Chief Financial Officer for Revolution Foods, partnering with the Chief Executive Officer and Executive Team to drive strong double-digit growth and sustainable profitability. Previously, she held three roles at Godiva Chocolatier, including Chief Financial Officer of North America, Chief Strategy Officer and Global Head of Financial Planning and Analysis. Ms. Beckles also spent over five years with Pernod Ricard USA where she held various senior leadership roles in finance, strategy, and business development. She earned a B.S. in accounting and finance and an MBA from Clarkson University.

About Quincy Troupe

Mr. Troupe is a 25-year veteran of the consumer-packaged goods, food and beverage industry, and has served in a variety of leadership roles in manufacturing, engineering, supply chain strategy and planning, human resources, and enterprise shared services. Most recently, he served as Senior Vice President of Supply Chain at The Boston Beer Company, where he led a multi-year capacity and capability expansion program and operational improvements that enabled Boston Beer to more than double in size and become one of the fastest growing beverage companies in the world. From 2010 to 2015, he served as Vice President of Supply Chain, and subsequently, Vice President of Manufacturing and Supply Chain Strategy, for the Pepperidge Farm brand at Campbell Soup Company. Prior to Campbell Soup, Mr. Troupe served in various roles at Mars, Incorporated, including as Director of Mars Chocolate Innovation and Operating Systems. Mr. Troupe has served as a Director on the Board for Zevia PBC since June 2021. He earned a B.S. in mechanical engineering from the State University of New York at Stony Brook.

About Zevia

Zevia PBC, a public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. As of 2021, Zevia® beverages are distributed in more than 31,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, mass, natural and ecommerce channels. For more information, please visit www.zevia.com.

(ZEVIA-F)

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the SEC for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contacts

Media

Annie Samuelson

Edelman

713-299-4115

Annie.Samuelson@edelman.com

Investors

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com